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                                                                    Exhibit 11.1
                                  PSINet Inc.
                               and Subsidiaries

                Calculation of Loss per Share  (Unaudited) (1)

                                                                                        Three Months Ended
                                                                                           June 30, 1996
                                                                                        ------------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period........................................      38,989,459
     Weighted average shares issued during the three months ended June 30, 1996
     (712,698 shares).................................................................         389,877
                                                                                         -------------
                                                                                            39,379,336
                                                                                         =============

Net Loss..............................................................................   $ (10,919,000)
                                                                                         =============

Loss per share (unaudited)............................................................   $       (0.28)
                                                                                         =============

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(1) For a description of loss per share, see Note 2 of the Notes to the
    Consolidated Financial Statements.